POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I,     Samuel M. Inman, III, located at One Searidge, Laguna Niguel, California, 92677, do hereby nominate, constitute and appoint Michael A. Sosin, Steve Mackewich or Terri Trainor Clark, with offices at One Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Covisint Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 15th day of January, 2014.

In presence of

Witness

Bernadette Smith                                       ___/s/ Samuel M. Inman, III_____
Printed Name                        Signature

/s/ Bernadette Smith ___________
Signature

Subscribed and sworn to before me
this 15th day of January, 2014

Notary Public

________Mike Lee____________________
Printed Name

______/s/ Mike Lee______________________
Signature
Acting in Orange County,
State of California

My Commission expires:_10/12/16_________